Exhibibt 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 1, 2010 with respect to the audited consolidated financial statements of Augme Technologies, Inc. for the years ended February 28, 2010 and 2009.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

June 28, 2011